UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2008 (December 10, 2008)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on December 12, 2008, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), National Penn Bancshares, Inc. (the “Company”) entered into a Letter Agreement (including the Securities Purchase Agreement-Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury, dated December 12, 2008, pursuant to which the Company issued and sold to Treasury (i) 150,000 shares of the Company’s Series B Fixed Rate Cumulative Perpetual Preferred Stock and (ii) a warrant to purchase up to 1,470,588 shares of the Company’s common stock, for an aggregate purchase price of $150,000,000 in cash.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the EESA, as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of December 12, 2008, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA.

In this connection, on December 10, 2008 each of Messrs. Glenn E. Moyer, Gary L. Rhoads, Scott V. Fainor, Donald P. Worthington, Michael R. Reinhard, Paul W. McGloin, Bruce G. Kilroy and Garry D. Koch (the “Senior Executive Officers”) executed a CPP Clawback and Parachute Restriction Agreement (the “Clawback and Parachute Restriction Agreement”).  The Clawback and Parachute Restriction Agreement (1) limits each Senior Executive Officer’s severance payments so as not to exceed the amount allowable under Section 111(b) of the EESA and applicable rules and regulations, (2) prohibits any payments that would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and (3) provides, that to the extent required by Treasury or the EESA and applicable rules and regulations, any bonus or incentive compensation paid to the Senior Executive Officer will be subject to recovery by the Company if the payments were based on financial statements or performance metric criteria that are later proven to be materially inaccurate.  Each of these requirements applies during the period that Treasury owns any securities acquired under the Purchase Agreement.

In addition, on December 10, 2008 the Company and Glenn E. Moyer, the Company’s President and Chief Executive Officer, entered into an amendment to Mr. Moyer’s employment agreement.  The amendment (1) adjusts the calculation of Mr. Moyer’s supplemental retirement benefit to conform to his years of service with the Company, (2) provides that if Mr. Moyer voluntarily terminates his employment he will only receive his supplemental retirement benefit if he terminates his employment at age 60 or later, and (3) increases the supplemental retirement benefit Mr. Moyer would receive if he is terminated without cause (as defined in Mr. Moyer’s employment agreement).

Copies of the form of Clawback and Parachute Restriction Agreement and the amendment to Mr. Moyer’s employment agreement are included as exhibits to this current report on Form 8-K and are incorporated by reference into this Item 5.02.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to the complete copies of these documents included as exhibits to this current report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Form of CPP Clawback and Parachute Restriction Agreement

10.2 Amendment to Employment Agreement, dated as of December 10, 2008, between National Penn Bancshares, Inc. and Glenn E. Moyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By: /s/ Glenn E. Moyer
Name: Glenn E. Moyer
Title: President and CEO

Dated: December 15, 2008

EXHIBIT INDEX

Exhibit Number                                           Description

10.1	Form of Clawback and Parachute Restriction Agreement

10.2	Amendment to Employment Agreement, dated as of December 10, 2008, between National Penn Bancshares, Inc. and Glenn E. Moyer